Exhibit 10.1

FINAL FORM

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of March 31, 2026 (the “Agreement Date”), by and among Eli Lilly and Company, an Indiana corporation (“Parent”), Centessa Pharmaceuticals plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and the shareholder of the Company listed on the signature page hereto (“Shareholder”). Each of Parent, the Company and Shareholder are sometimes referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

A.

Concurrently with the execution and delivery of this Agreement, Parent, LDH XV Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), and the Company are entering into a Transaction Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) that, among other things and subject to the terms and conditions set forth therein and the Scheme of Arrangement, provides for the acquisition by Purchaser (or, at Parent’s election (i) in respect of any or all of the Remnant Shares, its nominee(s) and (ii) in respect of the Depositary Shares, the DR Nominee), of the entire issued and to be issued share capital of the Company (the “Transaction”).

B.	In connection with Parent’s and Purchaser’s entry into the Transaction Agreement, Shareholder has agreed to enter into this Agreement with respect to Shareholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1	Definitions.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1

“Covered Shares” shall mean, with respect to Shareholder as of any time of determination, all Company Shares (including Company Shares represented by Company ADSs) of which Shareholder is the registered and/or beneficial owner (including, for the avoidance of doubt, any Company Shares or Company ADSs acquired as a result of the vesting, settlement or exercise of any Company Equity Awards).

1.2

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Transaction Agreement shall be validly terminated pursuant to Article VIII thereof, and (c) any amendment to the original Transaction Agreement, dated as of the Agreement Date, that (i) reduces the Transaction Consideration or changes the form of the Transaction Consideration in a manner adverse to Shareholder, or (ii) imposes additional material conditions to the consummation of the Transaction (it being understood that an exercise by the Parent of its right to implement the Transaction by way of an Offer rather than by way of a Scheme of Arrangement (or vice versa) in accordance with the terms of the Transaction Agreement will not be deemed to fall within this clause (ii)). The term “Offer” shall mean a takeover offer (as such term is defined in section 974 of the UK Companies Act 2006).

1.3

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than pursuant to this Agreement or the Deposit Agreement as in effect on the date hereof), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement (other than pursuant to this Agreement or the Deposit Agreement as in effect on the date hereof) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than, to the extent applicable, pursuant to this Agreement) with respect to such Covered Shares, or (c) any Contract or legally binding commitment to take any of the actions referred to in the foregoing clauses (a) or (b).

2	Agreement to Not Transfer the Covered Shares

2.1

No Transfer of Covered Shares. Until the Expiration Time, Shareholder agrees not to Transfer or cause or permit the Transfer of any of Shareholder’s Covered Shares, other than in accordance with, and subject to, Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2

Permitted Transfers. Notwithstanding anything herein to the contrary, Shareholder may Transfer any such Covered Shares (i) to any family member (including a trust for such family member’s benefit) of Shareholder, (ii) by will or under the laws of intestacy upon the death of Shareholder, (iii) pursuant to a qualified domestic order, (iv) to any charitable foundation or organization, (v) to a controlled Affiliate or any general or limited partnership, limited liability company or other entity that is an Affiliate including, for the avoidance of doubt, if the undersigned is a partnership or limited liability company, to its partners or members, as applicable, (vi) to cover any liability for tax, employee national insurance contributions or social security contributions as a result of or otherwise in respect of the grant, vesting or exercise or any option or award of any Company Equity Awards, or (vii) pursuant to any written plan providing for the trading of Company Shares that complies with Rule 10b5-1 under the Exchange Act and exists on the date hereof, in the case of each of clauses (i) through (v) only, so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to Parent and the Company a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent and the Company. During the term of this Agreement, the Company will not, and will cause the Depositary not to, register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of Shareholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3	[RESERVED]

4	Agreement to Vote the Covered Shares

4.1

Voting Agreement. Until the Expiration Time, at every meeting of the Company’s shareholders, whether convened by the Company or pursuant to an order of the Court, at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), including the Scheme Meeting and the Company GM, with respect to any of the following matters, Shareholder agrees that it shall vote (including via proxy) all of Shareholder’s Covered Shares (and/or cause the registered holder on any applicable record date to vote (including via proxy) all of Shareholder’s Covered Shares): (a) in favor of the Scheme of Arrangement, the Company Shareholder Resolution and the approval of the Transaction and the other transactions contemplated by the Transaction Agreement; and (b) against (i) any action or agreement that would reasonably be expected to impede, materially interfere, delay or prevent the consummation of the Transaction and the other transactions contemplated by the Transaction Agreement and (ii) any Acquisition Proposal. For the avoidance of doubt, where a Shareholder holds Company Shares directly and through Company ADSs, Shareholder shall ensure that it exercises all rights to vote (including via proxy) in respect of Shareholder’s full holding of Covered Shares.

4.2

Quorum. Until the Expiration Time, at every meeting of the Company’s shareholders, whether convened by the Company or pursuant to an order of the Court (and at every adjournment or postponement thereof), Shareholder shall be represented in person or by proxy at such meeting (and/or cause the registered holders on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

5

New Shares. Shareholder agrees that any Company Share that Shareholder purchases or with respect to which Shareholder otherwise acquires legal or beneficial ownership (including (a) any Company Share that Shareholder acquires pursuant to the vesting, exercise or settlement of any Company Equity Award or (b) stock dividend, bonus issue, scrip dividend, subdivision, reorganization, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, a Covered Share and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if it were a Covered Share on the Agreement Date.

6

Fiduciary Duties; Legal Obligations. Shareholder is entering into this Agreement solely in his, her or its capacity as the registered holder or beneficial owner of Shareholder’s Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect in any respect any actions taken (or actions not taken) by any Shareholder in his, her or its capacity as a director or officer of the Company or any of its Affiliates from complying with his, her or its fiduciary duties or other legal obligations under applicable Law while acting in such capacity as a director or officer of the Company or any of its Affiliates.

7	Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent that:

7.1

Due Authority. Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If Shareholder is not a natural person, (a) Shareholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder enforceable against it in accordance with its terms.

7.2

Ownership of the Covered Shares. (a) Shareholder is, with respect to any Covered Shares owned as of the Agreement Date (the “Owned Shares”) and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or registered owner of Shareholder’s Covered Shares, free and clear of any and all Liens, other than those (i) created by this Agreement or the Deposit Agreement[, or] (ii) arising under applicable securities Laws [or (iii) with respect to Company Equity Awards, any transfer restrictions, Company repurchase rights or forfeiture provisions under any applicable Company Equity Plan or award agreement thereunder] and (b) subject to the terms and conditions of the Deposit Agreement as in effect on the date hereof, Shareholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by Shareholder.

7.3	No Conflict; Consents.

7.3.1

The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations under this Agreement and the compliance by Shareholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to Shareholder or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by Shareholder (other than as created by this Agreement or under applicable securities Laws) pursuant to any Contract or obligation to which Shareholder is a party or by which Shareholder is subject; in case of each of clause (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

7.3.2

No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Body or any other Person, is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to prevent Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

7.4

Absence of Litigation. As of the Agreement Date, there is no legal proceeding pending against, or, to the knowledge of Shareholder, threatened against or affecting Shareholder that would reasonably be expected to prevent Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

8

Representations and Warranties of Parent. Parent hereby represents and warrants to Shareholder that Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

9	Miscellaneous.

9.1

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and Parent and Purchaser shall have no authority to direct Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.2

Certain Adjustments. In the event of any change in the Company share capital by reason of any subdivision, reorganization, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares or similar transaction, the term “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.3

No Solicitation. Subject to Section 6, from the date hereof until the Expiration Time, Shareholder shall not, and shall not knowingly permit or authorize its Representatives to, and shall instruct its Representatives not to, continue any direct or indirect solicitation, knowing encouragement, discussions or negotiations with any Persons with respect to an Acquisition Proposal, and Shareholder shall not, and shall not knowingly permit or authorize its Representatives to, and shall instruct its Representatives not to, take any action that the Company is prohibited from taking under Section 6.3(a)(i) to (iii) (inclusive) of the Transaction Agreement as if Shareholder were the Company, in each case, except to the extent the Company is permitted to do so under Section 6.3(b) of the Transaction Agreement.

9.4	Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

9.5	Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.6

Notices. All notices and other communications hereunder must be in writing and must be given in the manner as set forth in Section 9.2 (Notices) of the Transaction Agreement, mutatis mutandis, at the following addresses:

9.6.1	if to Shareholder, to the address set forth against Shareholder’s name in Schedule A hereto:

9.6.2	if to Parent, to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Head of Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Senior Vice President / Deputy General Counsel, Transactions,

LRL & Manufacturing (TLM)

with an additional copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Email: sarkis.jebejian@kirkland.com;

keri.schicknorton@kirkland.com;

steven.choi@kirkland.com

Attention: Sarkis Jebejian, P.C.; Keri Schick Norton, P.C.;

Steven M. Choi

Kirkland & Ellis International LLP

40 Leadenhall Street

London EC3A 2AA

United Kingdom

Telephone: +44 20 7953 2853

Email: dipak.bhundia@kirkland.com;

bonian.wu@kirkland.com

Attention: Dipak Bhundia; Bonian Wu

9.6.3	if to Company, to:

Centessa Pharmaceuticals PLC

3rd Floor 1 Ashley Road

Altrincham, Cheshire United Kingdom, WA14 2DT

Email: legal@centessa.com

Attention: Chief Legal Officer

with an additional copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Telephone: (617) 570-1000

Email: scable@goodwinlaw.com;

lhaddad@goodwinlaw.com;

bliggio@goodwinlaw.com

Attention: Stuart M Cable; Lisa R Haddad; Blake Liggio

9.7

The provisions set forth in Section 9.5 (Severability), Section 9.8 (Governing Law), Section 9.10 (Counterparts) and Section 9.12 (Jurisdiction; Waiver of Jury Trial) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis. The rules of interpretation set forth in Section 9.17 (Interpretation) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis.

9.8

Documentation and Information. Shareholder consents to and authorizes the publication and disclosure by Parent and the Company of Shareholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement (including the Scheme Document Annex), Court Documentation and any other disclosure document required in connection with the Transaction Agreement, the Transaction and the other transactions contemplated by the Transaction Agreement.

9.9

Further Assurances. Shareholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

9.10

Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by a Party of their respective covenants or obligations set forth in this Agreement, the other Parties shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such Party (or Parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party (or Parties) under this Agreement. Any Party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a Party in the case of a breach of this Agreement involving willful breach or fraud.

9.11

Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Transaction Agreement.

9.12

Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.13

Assignment. No Party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent may assign, in its sole discretion, any and all of its rights, interests and obligations under this Agreement to any Affiliate of Parent, but no such assignment shall relieve the assigning Party of its obligations under this Agreement if such assignee does not perform such obligation. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

9.14

Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.

9.15

Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect on the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s fraud or willful breach of any of the covenants set forth in this Agreement prior to the date of termination in accordance with Section 9.10.

(Signature Pages Follows)

SCHEDULE A

Name of Shareholder	Address of Shareholder	No. of Company Shares and/or Company ADSs held by Shareholder
[•]	[•]	[•]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

Eli Lilly and Company

Name:
Title:

[Signature Page to Voting Agreement]

Centessa Pharmaceuticals plc

Name:
Title:

[Signature Page to Voting Agreement]

[Shareholder]

Name:
Title:

[Signature Page to Voting Agreement]